Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-234081 and 333-234079) and Registration Statement on Form S-3 (No. 333-234703) of PowerFleet, Inc. of our report dated April 1, 2019 relating to the financial statements of Pointer Telocation Ltd., which appears in this Current Report on Form 8-K/A.

/s/ Kost, Forer, Gabbay & Kasierer

Kost, Forer, Gabbay & Kasierer

A Member of Ernst & Young Global

Tel-Aviv, Israel

December 19, 2019